Exhibit 99.1

NASDAQ: TRIS

INVESTOR FACT SHEET	THIRD QUARTER 2006

Select Financial Data

(millions)

NASDAQ: TRIS

INVESTOR FACT SHEET	THIRD QUARTER 2006

Selected Financial Data

(millions)

Safe Harbor Statement on Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the Federal securities laws. Forward-looking statements are commonly identified by such terms and phrases as “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” and other terms with similar meaning indicating potential impact on our business. Although we believe that the assumptions upon which such forward-looking statements are based are reasonable, we can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from our projections and expectations are disclosed in our filings with the Securities and Exchange Commission, including the “Risk Factors” section set forth in our Annual Report on Form 10-K for the year ended December 31, 2005. All forward-looking statements in this document are expressly qualified by such cautionary statements and by reference to their underlying assumptions. We do not undertake to publicly update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise. You may obtain and review our filings with the Securities and Exchange Commissions by visiting http://www.sec.gov.

Contact Information

Robert Mills, Chief Financial Officer, Tri-S Security Corporation – 678-808-1555 or robmills@trissecurity.com.

Kevin Inda, Principal, Corporate Communications, Inc. – 407-566-1180 or kevin.inda@cci-ir.com.

Tri-S Security Corporation, 11675 Great Oaks Way, Royal Centre One, Suite 120, Alpharetta, GA 30022 – www.trissecurity.com.